UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

KSW, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KSW, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held May 9, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KSW, Inc., a Delaware corporation (the "Company"), will be held on May 9, 2012, at 2:00 p.m., New York time, at the LaGuardia Plaza Hotel at LaGuardia Airport, Queens, NY, for the following purposes:

1.     to elect one Class II Director to serve until 2015, or until his successor shall have been duly elected and qualified ("Proposal 1"); and

2.     to ratify the appointment of BDO USA, LLP as independent auditors of the Company for the fiscal year ending December 31, 2012 ("Proposal 2"); and

3.     to consider a shareholder proposal described in the annexed proxy statement; and

4.     to transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 30, 2012 will be entitled to notice of and to vote at the meeting and any adjournments.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible may be represented at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.

Sincerely, James F. Oliviero General Counsel

Long Island City, New York

Dated: March 30, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of meeting, proxy statement and proxy card are available at http://materials.proxyvote.com/48268R

KSW, INC.

37-16 23rd Street

Long Island City, New York 11101

(718) 361-6500

_______

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 9, 2012

_______

GENERAL INFORMATION

General

The accompanying proxy is solicited by and on behalf of the Board of Directors of KSW, Inc., a Delaware corporation (the "Company"), to be voted at the 2012 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the LaGuardia Plaza Hotel at LaGuardia Airport, Queens, NY, on May 9, 2012, at 2:00 p.m., New York time, and at any and all adjournments thereof. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Cost of Solicitation

The cost of solicitation will be borne by the Company. This proxy statement and the accompanying proxy are first being sent to the stockholders of the Company on or about March 30, 2012. A copy of the Company’s 2011 Annual Report on Form 10-K is enclosed herewith.

Stockholders Entitled to Vote

Pursuant to the By-Laws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the meeting as of the close of business on March 30, 2012. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter.

At the close of business on March 12, 2012, the Company had outstanding 6,366,625 shares of Common Stock, $.01 par value per share (the "Common Stock"), each of which entitled the holder to one vote. There were 52,700 issued shares held by the Company in its treasury.

Required Vote

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and which have actually been voted is required for the election of each director. For all other matters, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which have actually been voted is required for approval. Proxies marked as abstaining (including proxies containing “broker non-votes”) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. A “broker non-vote” occurs when a broker holds shares of Common Stock for a beneficial owner and does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a quorum is present, abstentions will have no effect on the election of directors or the proposal for the ratification of the reappointment of independent auditors.

A proxy may be revoked by the stockholder at any time prior to its being voted. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Secretary of the Company of a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

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If a proxy is properly signed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions of the stockholder. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of the election as director of the nominee listed in Proposal 1, in favor of Proposal 2 and as recommended by the Board of Directors with regard to all other matters, or if no such recommendation is given in the discretion of the persons named in the proxy. Votes are tabulated at the Annual Meeting by inspectors of election.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of the Common Stock as of March 22, 2012 by (i) those persons who were known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each of the Company’s directors and nominees, (iii) each executive officer of the Company named in the table referenced under the caption “Compensation of Executives” and (iv) all of the Company’s directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address of each person named in the table below is c/o KSW, Inc., 37-16 23rd Street, Long Island City, New York 11101.

Name of Beneficial Owner	Number of Shares		Percentage Ownership

Floyd Warkol 5 Renaissance Square White Plains, NY 10601	661,590	(1)	10.1%
Stanley Kreitman 4 Chestnut Drive East Hills, NY 11576	21,000		*
John Cavanagh 222 Mill Dam Road Centerport, NY 11721-0224	21,000	(2)	*
Edward T. LaGrassa 120 Warwick Avenue Douglaston Manor, NY 11363	20,000	(3)	*
Warren O. Kogan 13345 S.E. 97th Terrace Road Summerfield, FL 34491	20,000	(4)	*
Richard W. Lucas	21,000	(5)	*
James F. Oliviero	-------		--
Vincent Terraferma	-------		--
All directors and executive officers as a group (8 persons)	764,590	(6)	11.7%

* Less than one percent.

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(1)	Includes 52,000 shares owned by the Floyd and Barbara Warkol Charitable Foundation, of which Mr. Warkol is a Trustee.

(2)	Includes options to purchase 7,001 shares exercisable within 60 days.

(3)	Options to purchase 20,000 shares exercisable within 60 days.

(4)	Options to purchase 20,000 shares exercisable within 60 days.

(5)	Includes options to purchase 7,000 shares exercisable within 60 days.

(6)	Includes options to purchase 54,001 shares exercisable within 60 days.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

The Certificate of Incorporation of the Company provides that the Company's business shall be managed by a Board of Directors of not less than three and not more than twelve, with the exact number fixed by the Board of Directors from time to time. There are currently five seats on the Board of Directors. The Board of Directors of the Company is divided into three classes: Class I, Class II and Class III. The directors in each class serve terms of three years each and until their successors are elected and qualified.

There is one position on the Board of Directors to be voted upon. Pursuant to the Company’s By-Laws, the term of Class II Director Edward T. LaGrassa expires on the date of the Annual Meeting. The independent directors of the Board of Directors have unanimously nominated him for a three-year term, expiring at the 2015 annual meeting. Proxies are being solicited only for this nominee.

The nominee has consented to being named in this proxy statement and to serve if elected. If the nominee becomes unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors. The Company's management, however, has no present reason to believe that the nominee will be unable to serve as director, if elected.

If a quorum is present, the nominee receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE

Procedures for Stockholder Nominations for Directors

The By-Laws of the Company provide that nominations of persons for election as Directors of the Company may be made at a meeting of stockholders (i) by or at the direction of the Board or (ii) by a stockholder (the “Nominator”) who meets the criteria, and complies with the procedures, set forth in this By-Law 13. Each Nominator may nominate one candidate for election at a meeting (the “Nominee”). At a Nominator’s request, the Company shall include in its proxy materials for the applicable meeting of stockholders the name of the Nominee and the Nominator’s Statement (as defined below). All nominations by Nominators must be made pursuant to timely notice in proper written form to the Secretary.

To be eligible to make a nomination, a Nominator must:

(i)	have beneficially owned 5% or more of the Company’s outstanding common stock (the “Required Shares”) continuously for at least one year;

(ii)	execute an undertaking that the Nominator agrees to (1) assume all liability of any violation of law or regulation arising out of the Nominator’s communications with stockholders, including the disclosure required by By-Law 13(c) and (2) to the extent it uses soliciting material other than the Company’s proxy materials, comply with all applicable laws and regulations; and

(iii)	be current in all required filings with the Securities and Exchange Commission regarding such Nominator’s ownership of the Company’s common stock.

(c) To be timely, a Nominator’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 calendar days prior to the meeting; PROVIDED, HOWEVER, that in the event that public announcement of the date of the meeting is not made at least 75 calendar days prior to the date of the meeting, notice by the Nominator to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the meeting. To be in proper written form, such Nominator’s notice must set forth or include (i) the name and address, as they appear on the Company's books, of the Nominator and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the

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Nominator meets the criteria, and the undertaking, set forth in By-Law 13(b); (iii) the class and number of shares of stock of the Company owned beneficially and of record by the Nominator and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the Nominator, (B) the beneficial owner on whose behalf the notice is given, (C) the Nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the Nominator; (v) such other information regarding the Nominee proposed by the Nominator as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the Nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of the Nominee to serve as a director of the Company if so elected. The Nominator shall have the option to furnish a statement, not to exceed 500 words, in support of the Nominee’s candidacy (the “Nominator’s Statement”) at the same time it provides such notice to the Secretary. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting for election of Directors will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this By-Law 13, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this By-Law 13, a Nominator must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law 13.

Directors and Nominees

The following table sets forth certain information concerning the nominee for election as a Class II Director of the Company and the continuing Class I Directors and Class III Directors of the Company.

Name	Age	Director Since

NOMINEE FOR ELECTION AS CLASS II DIRECTOR TO SERVE UNTIL 2015

Edward T. LaGrassa	64	2009

CONTINUING AS CLASS III DIRECTORS TO SERVE UNTIL 2013

Floyd Warkol	64	1994

Warren O. Kogan	85	2006

CONTINUING AS CLASS I DIRECTORS TO SERVE UNTIL 2014

Stanley Kreitman	80	1999

John Cavanagh	76	2004

The Company is not aware of any family relationship between any director, nominee for director or executive officer of the Company.

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Mr. Floyd Warkol has been principally employed as Chairman of the Board since December 15, 1995 and as President, Secretary and Chief Executive Officer of the Company and as Chairman and Chief Executive Officer of its subsidiary, KSW Mechanical Services, Inc. ("KSW Mechanical"), since January 1994. Mr. Warkol founded the predecessor of the Company in 1980, and has been primarily responsible for the Company’s growth and success throughout its existence. The Company believes that his experience and knowledge of the Company’s operations makes him uniquely qualified to Chair the Board of Directors.

Mr. Warren O. Kogan was appointed to the Board of Directors on March 10, 2006 and elected by the stockholders on May 8, 2007. He has been an arbitrator for the American Arbitration Association, and since 1990 he has been a construction and real estate private consultant. From 1990 to 2000 he was Executive Vice President of the Subcontractors Trade Association of New York City. From 1980 to 1990, he was President and Chief Executive Officer of H. Sand & Co., a major mechanical and HVAC contractor. The Company believes that Mr. Kogan’s experience as an executive for a large mechanical contracting company provides important oversight over the Company’s operations.

Mr. Stanley Kreitman was elected to the Board of Directors by the Company’s stockholders on May 18, 1999 after having been appointed as a director by the other members of the Board of Directors effective February 18, 1999. Since 1994, Mr. Kreitman has been Chairman of Manhattan Associates, an investment firm, and currently is a Board member of the N.Y.C. Department of Corrections, a position he has held since 1998. He has been a senior advisor to Signature Bank from 2001 to present. He is a published author and lecturer on business investment matters. He is a member of the Board of Directors of Medallion Financial Corp. (NASDAQ), Capital Lease Finance, Inc. (NYSE) and CCA Industries, Inc. (AMEX). During the past five years, he has been a director of Geneva Mortgage Corp. (OTC) and Century Bank, Sarasota, Florida. The Company believes that Mr. Kreitman’s experience in banking and his contacts in the real estate industry aid the Company in managing its finances, and in the development of new business.

Mr. John Cavanagh was elected to the Board of Directors at the annual meeting of stockholders on May 10, 2005. Since 1998, he has been President of John A. Cavanagh Consulting Services, Inc., a construction management firm, and has been President of American Fire Suppressant Products, Inc. since 2005. He has been President of Cavanagh/Stewart International, Inc. since 1998, and a Partner in Integrated Structural Systems, Inc. and NEWCO Ventures, LLC since 2008. Until September 2003, he was the Vice Chairman of AMEC Construction Management, Inc. (formerly known as Morse Diesel International), one of the largest construction management companies in the United States, where he was President and Chief Operating Officer. He is a director of the Contractors’ Association of Greater New York, The New York Building Congress, Visionary Vehicles, Inc., and the Building Trades Employer’s Association. The Company believes that Mr. Cavanagh’s experience as a construction company executive, as well as his positions as an industry association leader, provides the Company with both oversight and strategic planning assistance.

Mr. Edward T. LaGrassa was elected to the Board of Directors at the annual meeting of stockholders, on May 7, 2009. Mr. LaGrassa is the Principal of Chilton Realty, Inc., a real estate investment banking and brokerage company, which he founded in 2001. Until 2005, he was the Director of Business Development of Rose Associates, Inc. a prominent real estate firm. He is a licensed real estate broker and architect. The Company believes that Mr. LaGrassa’s experience and contacts gained as a real estate executive and advisor assist the Company with the development of new business and in evaluating potential projects.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Leadership Structure and Role in Risk Oversight

Mr. Floyd Warkol serves both as Chairman of the Board of Directors and Chief Executive Officer of the Company. The Board believes that it is appropriate for Mr. Warkol to hold both positions since he is intimately familiar with the Company’s operations and is the largest individual shareholder. Due to the size of the Board, there is no designated lead independent director. On a quarterly basis, Audit Committee members, Mr. LaGrassa and Mr. Kogan, both of whom have extensive construction experience, review the Company’s projects with Mr. Warkol, including the status of any claims for or against the Company and the appropriateness of revenue recognition on Company projects. The entire Board reviews the status of the Company’s projects at each Board meeting, including any issues which could be a risk to the Company or its operations.

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Committees of the Board of Directors

The Board of Directors currently has, and appoints the members of, standing Audit and Compensation Committees. Each member of the Audit and Compensation Committees has been affirmatively determined to be an “independent director” by the Board of Directors in accordance with the rules and regulations of the NASDAQ Stock Market (“NASDAQ”) and the Exchange Act. Other than the payment of attendance fees, during 2011 there were no transactions, relationships or arrangements between the Company and any independent director. The members of the Audit and Compensation Committees are as follows:

Audit Committee	Compensation Committee

Stanley Kreitman – Chair	John Cavanagh – Chair
Warren O. Kogan	Stanley Kreitman
Edward T. LaGrassa	Warren O. Kogan

Audit Committee

The Audit Committee meets with the Company’s independent registered public accounting firm and management to assure that all are carrying out their respective responsibilities. The Audit Committee is responsible for selecting, appointing and, as necessary, terminating the Company’s independent registered public accounting firm, and reviews the performance and fees of the independent registered public accounting firm prior to appointing it. The Audit Committee also meets with the independent registered public accountants, without management present, to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The independent registered public accountants have full access to the Audit Committee.

The Audit Committee met four times during the fiscal year ended December 31, 2011.

A written charter for the Audit Committee was approved by the Board of Directors effective May 11, 2000. An amended written charter was approved by the Board of Directors effective February 16, 2006. The Audit Committee Charter is available on the Company’s website at www.kswmechanical.com.

The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the listing standards of NASDAQ and under the independence criteria established by the SEC for audit committee members.

The Board of Directors has also determined that Mr. Kreitman is an “audit committee financial expert” as defined in Item 401(h)(2) of the SEC’s Regulation S-K and is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

Compensation Committee

The Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer and determining his compensation. The Chief Executive Officer, in turn, reviews the performance of each other member of senior management and determines their compensation levels. The Compensation Committee periodically reviews compensation levels for competitiveness and reasonableness as compared to industry peers and competitors. The Compensation Committee met twice during the fiscal year ended December 31, 2011. The Compensation Committee Charter is available on the Company’s website at www.kswmechanical.com.

Nomination of Directors

Due to the size of the Board of Directors, the Company does not have a nominating committee to select director nominees. All nominees for director are selected based on a vote of the majority of the independent directors of the Board of Directors. The Board of Directors has determined that four of the current five members of the Board of Directors (Messrs. Cavanagh, Kogan, Kreitman and LaGrassa) are “independent directors” in accordance with the rules and regulations of NASDAQ. Only independent directors vote on Board of Director nominees.

The assessment by which the independent directors of the Board of Directors consider candidates for director is based upon various criteria, including business experience on a management level with a company which issues

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audited financial statements, integrity and independence, demonstrated leadership ability, diverse perspectives and the ability to exercise sound business judgment. Nominees for directors should have the ability to read and understand financial statements. Candidates with construction industry or real estate experience and contacts are given special consideration. The Board of Directors also considers the candidate’s reputation and standing in the business community, as well as participation in industry associations relevant to the Company’s business. The Board believes that directors should have a diversity of experience in finance, construction and real estate, since each area of expertise is important to the Company’s operations.

In the case of incumbent directors whose terms of office are set to expire, the independent directors of the Board of Directors review such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any transactions of such directors with the Company during their terms. The experience and skills of each incumbent director, and their respective abilities to contribute to the Board of Directors, are detailed in their biographies, which are summarized in this proxy statement.

Consideration of new director nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The independent directors identify potential candidates through recommendations from members of the Board of Directors, Company management and stockholders, as well as in consultation with the Company’s legal, financial and auditing professionals and with other members of the business community in general and the construction industry in particular. The Company does not pay fees to such professionals or third parties for any such assistance.

The independent directors of the Board of Directors will consider nominees for director recommended by stockholders provided the procedures set forth above under the heading “Procedures for Stockholder Nominations of Directors” are followed by stockholders in submitting recommendations. Stockholder nominations that comply with such procedures will be evaluated in the same manner (including using the same criteria as set forth above) and will receive the same consideration as nominees recommended by the independent directors of the Board of Directors.

Directors’ Attendance at Meetings of the Board of Directors

The Board of Directors held a total of four quarterly meetings in 2011, which does not include actions by written consent or committee meetings. Each director serving during the fiscal year ended December 31, 2011 attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served.

Directors’ Attendance at Annual Meetings of Stockholders

All members of the Board of Directors are required to attend the Company’s annual meeting of stockholders. All members of the Board of Directors serving as directors during the fiscal year ended December 31, 2011 attended the 2011 annual meeting of stockholders.

Stockholder Communications with Directors

Stockholder communications to the Board of Directors may be sent by mail addressed to the Board of Directors generally, or to a member of the Board of Directors individually, c/o James F. Oliviero, Director of Investor Relations, KSW, Inc., 37-16 23rd Street, Long Island City, NY 11101. All communications so addressed will be immediately forwarded to the Board of Directors or the individual member of the Board of Directors, as applicable.

AUDIT COMMITTEE REPORT

In accordance with SEC rules, the Audit Committee has prepared the following report:

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011;

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•	discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards Section 380, The Auditors’ Communication with those charged with Governance and received all material written communications between the auditors and management; and

•	received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Stanley Kreitman

Edward T. LaGrassa

Warren O. Kogan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of three non-employee directors, Mr. Kogan, Mr. Kreitman and Mr. Cavanagh. None of the members of the Compensation Committee is or has been one of the Company’s officers or employees, and none of the Company’s executive officers served during 2011 on a board of directors of another entity which has employed any of the members of the Compensation Committee of the Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

The Company compensates its senior management through a mix of base salary, bonus and equity compensation designed to be competitive with comparable employers and to align management’s incentives with the long-term interests of the Company’s stockholders. The process by which the Company determines executive compensation consists of establishing targeted overall compensation for each senior manager and then allocating that compensation among base salary and incentive compensation. At the senior-most levels, the Company designs the incentive compensation to reward Company-wide performance through tying awards primarily to earnings growth. At lower levels, the Company designs the incentive compensation to reward the achievement of specific operational goals within areas under the control of the relevant employees, although Company-wide performance is also a factor.

Base Salaries

The Company seeks to provide its senior management with a level of assured cash compensation in the form of base salary that facilitates an appropriate lifestyle given their professional status and accomplishments. Members of the Compensation Committee of the Board of Directors have strong ties to the construction industry and are familiar with the compensation paid to senior construction industry executives in the New York City region. Using such knowledge, the Compensation Committee concluded that a base salary of $450,000 for 2011 was appropriate for the Company’s Chief Executive Officer. For 2011, the Company concluded that a base salary of $200,000 was appropriate for the Chief Operating Officer of KSW Mechanical.

Salaries of the Company’s Chief Financial Officer and General Counsel are based on their experience and ability to support and facilitate the achievement of company objectives. For 2011, their base salaries were $150,000 and $185,000 respectively.

Bonuses

The Company’s practice is to award cash bonuses based upon the achievement of long term performance objectives. For the Chief Executive Officer, his bonus for 2011, as provided by his written Employment

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Agreement, is an amount equal to 9.5% of the Company’s annual profits in excess of $100,000 before taxes and stock option expenses. The Company believes that linking his bonus to profits is in the best interests of stockholders, since the Company’s profitability is an important factor in determining its stock price. The bonus of the Company’s Chief Operating Officer is determined by its Chief Executive Officer and is based on how well the Chief Operating Officer monitors and controls the Company’s operations in the field, as well as in the office. Factors which are considered include labor productivity, identifying jobsite conditions which would benefit from increased management attention and problem solving, and the effectiveness of the Company’s purchasing, billing and cost monitoring systems.

Bonuses paid to the Company’s Chief Financial Officer and General Counsel are based on a review by the Chief Executive Officer of their success in achieving the specified goals of their department, as well as their effectiveness in supporting the operations of the Company.

Equity Compensation

Historically, the primary form of equity compensation that the Company awarded consisted of non-qualified stock options. The Company selected this form to provide management personnel with an incentive to help maximize Company profits, which is likely to favorably influence stock price and increase shareholder value. The 1995 Stock Option Plan expired in December 2005. Therefore, no equity compensation can be awarded pursuant to that plan. On May 4, 2008, the Company’s shareholders ratified the adoption of the 2007 Stock Option Plan of KSW, Inc. No equity compensation was awarded pursuant to that plan in 2011.

All Company employees, members of the Board of Directors and consultants of the Company are eligible to participate in the 2007 Stock Option Plan. The Compensation Committee, which administers the plan, has the sole discretion to determine when grants of options are to be made under the plan and the number of shares, if any, to be awarded to each eligible optionee.

The aggregate number of shares of Common Stock which may be issued under the plan with respect to options may not exceed 300,000 subject to adjustment for certain transactions affecting the Common Stock. Lapsed, forfeited or canceled options will not count against this limit and can be regranted under the plan. The shares issued under the plan may be issued from authorized but unissued shares. The foregoing summary of the plan is qualified by reference to the full text of the plan, which was attached as Appendix E to the proxy statement for the Company’s 2008 annual meeting of Stockholders.

Perquisites and Other Benefits

The Company annually reviews the perquisites that each member of senior management receives. The Company’s Chief Executive Officer is provided with a company car and driver at an annual cost of approximately $97,000 to facilitate his ability to attend multiple meetings during a work day at various construction sites and related offices throughout the New York City metropolitan area. When in the office, the driver provides clerical services. All members of senior management participate in the Company’s medical and 401(k) plans which are available to all employees.

Board Process

The Compensation Committee of the Company’s Board of Directors determines all compensation and equity awards to the Chief Executive Officer. The Chief Executive Officer determines all compensation and equity awards to other officers and senior management personnel.

KSW, Inc. and KSW Mechanical Services, Inc. employ all persons necessary for the operation of the Company’s business, and in the Company’s opinion, its compensation policies and practices for all persons necessary for the operation of its business do not create risks that are reasonably likely to have a material adverse effect on its business, financial position, results of operations or cash flows. The Company’s belief is based on the fact that its employee compensation is based on performance that does not reward risky behavior and is not tied to entering into transactions that pose undue risks to the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

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The following report, submitted by the Compensation Committee of the Board of Directors (the "Compensation Committee"), provides information regarding policies and practices concerning compensation of the Chief Executive Officer and other executive officers.

The Company’s Compensation Committee is comprised of three of the Company’s independent outside directors. The Compensation Committee sets the salary, awards and benefits of the Chief Executive Officer, and has delegated to that officer the right to determine the salary, awards and benefits of senior management.

The Company’s Compensation Discussion and Analysis (“CD&A”) is set forth in the Company’s Definitive Proxy Statement pursuant to Section 14(a) of the Securities Act of 1934. The Compensation Committee has reviewed and discussed the CD&A with management and based on its review and discussion, recommended to the Board of

Directors that the CD&A be included in the Company’s proxy statement.

Stanley Kreitman

John Cavanagh

Warren O. Kogan

COMPENSATION OF DIRECTORS

The Company pays its non-employee directors an annual fee of $20,000, an attendance fee of $1,000 per Board of Directors meeting, except for the attendance at the meeting held in conjunction with the annual meeting of stockholders, and $500 per committee meeting if not held in conjunction with a Board of Directors meeting. The following is the Director Compensation Table for the year ended December 31, 2011:

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Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (2)	Total ($)
STANLEY KREITMAN	23,000	------	------	------	------	23,000
EDWARD T. LAGRASSA	23,000		------	------	------	23,000
JOHN A. CAVANAGH	23,000	------	------	------	------	23,000
WARREN O. KOGAN	23,000	------	------	------	------	23,000
(1)	During 2011 the Company paid its non-employee directors an annual fee of $20,000, an attendance fee of $1,000 per meeting of the Board of Directors except for the attendance at the meeting held in conjunction with the annual meeting of stockholders, and $500 per committee meeting if not held in conjunction with a meeting of the Board of Directors. As of March 4, 2012, the fees for non-employee directors have not changed.
(2)	Amounts included above under the caption “all other compensation” represent the exercise of stock options by directors during the year. The value realized equals the difference between the option exercise price and the fair value of the Company’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

The following schedule details the options outstanding for each director as of December 31, 2011.

Name	# of Options Outstanding	# of Options Exercisable
STANLEY KREITMAN	-----	-----
EDWARD T. LAGRASSA	20,000	13,333
JOHN A. CAVANAGH	7,001	7,001
WARREN O. KOGAN	20,000	20,000

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COMPENSATION OF EXECUTIVES

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
						(1)		(2)
FLOYD WARKOL Chairman of the Board, Chief Executive Officer, President and Secretary	2011 2010 2009	450,000 450,000 450,000	-------- --------	--------	--------	271,949 365,592 194,239	--------	143,689 (3) 157,907 (4) 96,923 (5)	865,638 973,499 741,162
RICHARD W. LUCAS Chief Financial Officer	2011 2010 2009	150,000 150,000 150,000	30,000 20,000 40,000	-------- --------	-------- --------	-------- --------	-------- --------	4,125 4,125 4,125	184,125 174,125 194,125
VINCENT TERRAFERMA Chief Operating Officer at KSW Mechanical	2011 2010 2009	200,000 200,000 200,000	100,000 80,000 50,000	-------- --------	-------- --------	-------- --------	-------- --------	5,500 5,500 5,125	305,500 285,500 255,125
JAMES F. OLIVIERO General Counsel	2011 2010 2009	185,000 185,000 185,000	40,000 25,000 50,000	-------- --------	-------- --------	-------- --------	-------- --------	5,000 5,000 5,000	230,000 215,000 240,000

(1)	Amounts consist of the bonus earned by Mr. Warkol pursuant to his employment agreement.

(2)	Unless otherwise indicated, the amounts in this column consist of 401K matching contributions made by the Company.

(3)	This amount consists of approximately (a) $13,685 relating to an insurance policy (b) $23,165 related to the personal portion of expenses for the use of a car and a driver, (c) $5,500 401(k) matching contribution made by the Company and (d) $101,339 of dividend distributions pursuant to the Company’s previously disclosed dividend on $.15 per share dividend.

(4)	This amount consists of approximately (a) $13,685 relating to an insurance policy (b) $23,872 related to the personal portion of expenses for the use of a car and a driver, (c) $5,500 401(k) matching contribution made by the Company and (d) $114,850 of dividend distributions pursuant to the Company’s previously disclosed dividends on $.10 and $.07 per share dividends.

(5)	This amount consists of approximately (a) $67,139 of dividend distribution pursuant to the Company’s previously disclosed $.10 per share dividend, (b) $0 relating to an insurance policy, (c) $24,284 related to the personal portion of expenses for the use of a car and driver and (d) a $5,500 401(k) matching contribution made by the Company.

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EMPLOYMENT AGREEMENTS

On September 12, 2006, the Company, KSW Mechanical and Floyd Warkol, the Chairman and Chief Executive Officer of the Company, entered into an employment agreement (the “Employment Agreement”), effective as of January 1, 2006. On March 6, 2007, the Compensation Committee of the Board of Directors agreed to extend the Employment Agreement for two years, so as to expire on December 31, 2009, on the same terms and conditions.

On November 12, 2009, the Compensation Committee of the Board of Directors of the Company and Floyd Warkol agreed to extend Mr. Warkol’s Employment Agreement, dated as of January 1, 2006, for an additional two years. Effective January 1, 2012, the Compensation Committee and Floyd Warkol again agreed to extend the Employment Agreement until December 31, 2013. Mr. Warkol continued to be employed as Chief Executive Officer of the Company and KSW Mechanical until December 31, 2011, under the same terms and conditions as the Employment Agreement, except that Mr. Warkol’s bonus was computed on annual pre-tax profits which are in excess of $100,000, rather than in excess of $250,000. Effective January 1, 2012, Mr. Warkol’s Employment Agreement, as amended, was extended until December 31, 2013 under the same terms and conditions.

Under the Employment Agreement, Mr. Warkol is also entitled to medical insurance, disability insurance with payments up to 60% of his base compensation, a $1 million policy of life insurance payable as directed by him (at a cost of approximately $13,685 per year) and a car with a driver (at a cost of approximately $97,000 per year, of which $23,165 relates to the personal portion of this expense).

The Employment Agreement may be terminated by the Company for “cause”, which includes Mr. Warkol’s willful and continued failure to perform his duties, fraud or embezzlement, conviction of a felony and the inability of Mr. Warkol to perform his duties. Mr. Warkol may terminate the Employment Agreement upon the sale of the Company or substantially all of its assets.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Outstanding Equity Awards at Fiscal Year-End Table

		Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
FLOYD WARKOL	2011	-------	-------	-------	-------	-------	-------	-------	-------	-------
RICHARD W. LUCAS	2011	7,000	-------	-------	1.58	08/08/15	-------	-------	-------	-------
VINCENT TERRAFERMA	2011	-------	-------	-------	-------	-------	-------	-------	-------	-------
JAMES F. OLIVIERO	2011	-------	-------	-------	-------	-------	-------	-------	-------	-------

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2011 regarding shares of Common Stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company’s equity compensation plans as well as the number of shares available for issuance under such plans. The 1995 Stock Option Plan expired in December 2005. On May 4, 2008, the Company’s shareholders ratified the adoption of the 2007 Stock Option Plan of KSW, Inc.

1995 STOCK OPTION PLAN

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	14,001	$1.58	0

Equity compensation plans not approved by security holders	-	-	-
Total	14,001		0

2007 STOCK OPTION PLAN

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans submitted for approval by security holders	40,000	$4.78	260,000

Equity compensation plans not approved by security holders	-	-	-

Total	40,000		260,000

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OPTION EXERCISES AND STOCK VESTED DURING 2011

Option Exercises and Stock Vested Table

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
FLOYD WARKOL	-------	------	------	------
RICHARD W. LUCAS	-------	------	------	------
VINCENT TERRAFERMA	-------	-------	------	------
JAMES F. OLIVIERO	-------	-------	------	------

(1)	The value realized equals the difference between the option exercise price and the fair value of the Company’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of initial ownership and changes in ownership with the SEC. Executive officers and directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the year ended December 31, 2011, its executive officers, directors and stockholders of more than 10% of the Company complied with all applicable Section 16(a) filings requirements.

PERFORMANCE GRAPH

The following graph compares the cumulative total returns for the Company’s Common Stock for the five-year period ending December 31, 2011 with the NASDAQ Market Index and an index of all publicly traded companies in the Plumbing, Heating and Air Conditioning industry (SIC Code 1711) (the “Peer Index”) for the same period. Total return equals the change in stock price, plus dividends paid, and assume the investment of $100 in the Company’s Common Stock and in each index on December 31, 2006 and that all dividends are reinvested. The information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The performance graph is not necessarily indicative of future investment performance.

Source: Core Data, Inc.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On September 1, 2009, the Board of Directors of the Company approved the recommendation of the Company’s Audit Committee that the firm of BDO Seidman, LLP, now known as BDO USA, LLP, (“BDO”) be appointed as the Company’s independent auditors effective as of September 1, 2009.

The Audit Committee has selected BDO, certified public accountants, as the Company's independent registered public accounting firm, for the fiscal year ending December 31, 2012, subject to ratification of such appointment by the stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

During the years ended December 31, 2011 and 2010, neither the Company nor anyone on its behalf consulted with BDO regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

During the years ended 2011 and 2010, none of the independent auditors’ reports on the Company’s financial statements contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During 2011, BDO billed the Company $143,000 for professional services rendered.

The following table sets forth the aggregate fees billed by BDO for professional services in each of the fiscal years ended December 31, 2011 and 2010.

Year ended December 31, 2011

		BDO
Audit fees	(1)	$129,000
Tax fees	(2)	14,000
All other fees	(3)	-
Total		$143,000

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Year ended December 31, 2010

		BDO
Audit fees	(1)	$115,000
Tax fees	(2)	13,000
All other fees	(3)	-
Total		$128,000

(1)	Audit fees consisted principally of audit work performed on the consolidated financial statements, as well as work that only the independent auditors can reasonably be expected to provide including the review of the Company’s quarterly consolidated financial statements.
(2)	Tax fees consisted of tax compliance and reporting services.
(3)	The Company generally does not engage its independent auditors for “other” services.

The Audit Committee of the Company’s Board of Directors considered whether the provision of non-audit services by the independent public accountants was compatible with maintaining the accountants’ independence, and they determined that it was.

The Audit Committee has a policy requiring pre-approval of audit and non-audit services. The Audit Committee of the Company’s Board of Directors considers each engagement of the independent auditors on a case-by-case basis. In determining engagements to be performed by independent auditors, the Audit Committee determines whether the services would impair the independence of the auditors and whether the services are in the best interest of the Company. The Audit Committee approved all audit and non-audit services provided by and BDO during the fiscal year ended December 31, 2011.

It is expected that a representative of BDO will be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

STOCKHOLDER PROPOSAL (ITEM NO. 4 ON PROXY CARD)

Furlong Financial, LLC, 10 G Street NE, Suite 710, Washington, DC 20002, the beneficial owner of 4,500 shares of Common Stock, has advised us that it intends to submit the following proposal at the meeting. In accordance with federal securities regulations, we have included the text of the stockholder proposal and supporting statement exactly as submitted by the proposing stockholder (the “Proponent”). The Company is not responsible for the content of the stockholder proposal or the supporting statement. The Board of Directors has recommended a vote AGAINST the proposal for the reasons set forth below.

Stockholder Proposal

RESOLVED, pursuant to By-Law 39 of the Amended and Restated By-Laws (the "By-Laws") of KSW, Inc. ("KSW" or the "Company"), stockholders hereby amend the By-Laws to add By-Law 41 PROXY ACCESS:

''The Company shall include in its proxy materials for a meeting of stockholders the name, together with the Disclosure and Statement (both as defined in this By-Law 41), of any person nominated for election to the Board of Directors by a stockholder or group thereof (the "Nominator"), and allow stockholders to vote with respect to such nominee on the Company's proxy card. Each Nominator may nominate one candidate for election at a meeting.

To be eligible to make a nomination, a Nominator must:

(a) have beneficially owned 2% or more of the Company's outstanding common stock (the "Required Shares") continuously for at least one year;

(b) provide written notice received by the Company's Secretary within the time period specified for shareholder proposals under Rule 14a-18 of the Securities and Exchange Act of 1934, as amended or any successor provision thereto, containing

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(1) with respect to the nominee, (A) the information required by these By-Laws and (B) such nominee's consent to being named in the proxy statement and to serving as a director if elected; and (2) with respect to the Nominator, proof of ownership of the Required Shares (the information referred to in clauses (a) and (b) above being referred to as the "Disclosure"); and

(c) execute an undertaking that the Nominator agrees to (1) assume all liability of any violation of law or regulation arising out of the Nominator's communications with stockholders, including the Disclosure and (2) to the extent it uses soliciting material other than the Company's proxy materials, comply with all applicable laws and regulations.

The Nominator shall have the option to furnish a statement, not to exceed 500 words, in support of the nominee's candidacy (the "Statement"), at the time the Disclosure is submitted to the Company's Secretary. The Board of Directors shall adopt a procedure for timely resolving disputes over whether notice of a nomination was timely given and whether the Disclosure and Statement comply with this By-Law 41 and any applicable SEC rules."

Stockholder’s Supporting Statement

The proposed amendment will give shareholders a more effective means of exercising their fundamental right to nominate directors. It merely gives a voice to the shareholders of KSW. If the shareholders are happy with the current directors, they can vote for the incumbents. In that case, the board structure will not change. This proposal is only about giving shareholders the option to nominate a director without incurring significant costs. KSW has the chance to be one of a few companies that offers its shareholders proxy access. Voting for this amendment will be a very important step towards improving the corporate governance landscape.

We urge you to vote for this proposal.

Board of Director’s Statement in Opposition to Stockholder Proposal

The Board of Directors is committed to ensuring effective corporate governance, and accordingly, the Board of Directors periodically evaluates the Company’s governing documents to determine if any changes are advisable. After receipt of the proposal from the Proponent, the Board of Directors, in consultation with legal counsel, reviewed the stockholder nomination provisions in the Company’s By-Laws. At a meeting held on January 5, 2012, the Board of Directors, recognizing the value of permitting the Company’s stockholders who own a significant amount of the Company’s common stock to nominate directors, adopted a resolution to amend the existing By-Law 13(b), to permit nominations of directors to the Board of Directors by stockholders who have beneficially owned 5% of the Company’s outstanding Common Stock continuously for at least a year. In addition, on January 27, 2012, the Board of Directors adopted a further amendment to By-Law 13 to (1) make clear that a nominating stockholder who meets the criteria and follows the procedures set forth in By-Law 13 will have the ability to access the Company’s proxy materials and (2) provide for a nominating stockholder to include a statement of support for his or her nominee in the proxy materials.

In evaluating the ownership threshold to be required for stockholder nominations, the Board of Directors took into account the market capitalization of the Company. Based on the January 6, 2012 closing price of the Company’s Common Stock on the NASDAQ Stock Market of $3.25 per share, the Proponent’s proposed ownership threshold of 2% would allow each stockholder owning shares valued as low as $415,000 to nominate a director at each annual stockholder meeting. As a result, the Board determined that a 2% ownership threshold was too low and that a higher ownership threshold of 5% would allow stockholders who have a meaningful ownership interest in the Company to exercise their right to nominate directors to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL (ITEM NO. 4 ON THE PROXY CARD).OTHER MATTERS

As of the date of this proxy statement, the Company knows of no other matter to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxy on such matters in accordance with their judgment.

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STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Stockholder proposals to be presented at the 2013 annual meeting must be received by the Company on or before December 13, 2012 to be included in the proxy statement and proxy card relating to the 2013 annual meeting pursuant to SEC Rule 14a-8. Any such proposals should be sent via registered, certified or express mail to: Director of Investor Relations, KSW, Inc., 37-16 23rd Street, Long Island City, New York 11101.

As a separate and distinct matter from proposals under Rule 14a-8, the Company’s By-Laws provide that in order for business to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver timely notice thereof. To be timely, a stockholder intending to introduce a proposal at an annual meeting must notify the Company of such intention not less than 60 days prior to the date of the annual meeting. If the Company has given less than 75 days public notice of the date of the annual meeting, the stockholder must give such notice so that it is received by the Company not later than 10 days after the public notice is given or the proxy statement is mailed. The stockholder's notice must give the information specified in the By-Laws, including information about the stockholder making the proposal, the number of shares such stockholder owns and any interest such stockholder may have in the subject of the proposal. If such stockholder will be nominating persons for election as directors, certain information specified in the By-Laws must also be given about the nominee and the nominee's interest in the Company.

Dated: March 30, 2012

By order of the Board of Directors James F. Oliviero General Counsel

Please remember to mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope so that your important vote will be counted at the Annual Meeting.

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ANNUAL MEETING OF SHAREHOLDERS OF

KSW, INC.

May 9, 2012

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

10003030030000000000 7 050912

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDED A VOTE "FOR" THE FOLLOWING PROPOSAL.

1. The election as director of the nominee listed below (except as marked to the contrary below).

NOMINEE:

☐ FOR THE NOMINEE — EDWARD T. LAGRASSA

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDED A VOTE "FOR" THE FOLLOWING PROPOSALS.

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the selection of BDO USA, LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐
3. In the discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDED A VOTE "AGAINST" THE FOLLOWING PROPOSAL.

	FOR	AGAINST	ABSTAIN
4. Shareholder Proposal to Amend the Amended and Restated Bylaws of the Company to add a new Bylaw that would allow a shareholder, or group of shareholders, beneficially owning 2% or more of the Company's common stock continuously for at least one year to nominate one candidate for the election to the Company's Board of Directors at the meeting of stockholders.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals numbered 2 and 3 and against shareholder proposal number 4.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

KSW, INC.

37-16 23rd Street

Long Island City, NY 11101

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James F. Oliviero and Richard W. Lucas as proxies, each with full power of substitution, to represent and vote, as designated on reverse side, all the shares of Common Stock of KSW, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of KSW, Inc. to be held at 2:00 p.m. on Wednesday, May 9, 2012 at the LaGuardia Plaza Hotel at LaGuardia Airport, Queens, New York and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

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